Exhibit 11


             AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
             --------------------------------------------------

      SCHEDULE SETTING FORTH COMPUTATION OF EARNINGS PER CLASS A SHARE
      ----------------------------------------------------------------



        SIX MONTHS ENDED JUNE 30,                           1995                      1994
        ----------------------------------------------------------------------------------------
        (Amounts in thousands, except per share data)   (Unaudited)               (Unaudited)
        Weighted average number of shares
          outstanding:
            4% Preferred......................                  206                     212
            6-1/2% Preferred..................                1,108                   1,159
            Class A...........................               20,830                  19,396
            Common............................                3,000                   3,000
                                                            =======                 =======

        Weighted average number of shares out-
          standing assuming conversion of pre-
          ferred stock into Class A shares:

            Class A...........................               25,184      89.36%      23,933     88.86%
            Common............................                3,000      10.64        3,000     11.14
                                                            -------     -------     -------    ------
                                                             28,184     100.00%      26,933    100.00%
                                                            =======     =======     =======    ======


             NET INCOME.......................              $ 2,587                 $ 3,175
                                                            =======                 =======



        Allocation of net income on the
          basis of the respective dividend
          rights of the above classes of
          stock, pro rata:
            Class A...........................              $ 2,312      89.36%     $ 2,821      88.86%
            Common............................                  275      10.64          354      11.14
                                                            -------     -------     -------      -----

                                                            $ 2,587     100.00%     $ 3,175      100.00%
                                                            =======     =======     =======      ======

         Earnings per Class A share...........               $ .09                  $ .12
                                                             =====                  =====

                                   - 17 -

             AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
             --------------------------------------------------





                                 SIGNATURES
                                 ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                     AMPAL-AMERICAN ISRAEL CORPORATION



                                     By:/s/ Lawrence Lefkowitz
                                     ---------------------------------
                                        Lawrence Lefkowitz
                                        President
                                        (Principal Executive Officer)



                                     By:/s/ Alan L. Schaffer
                                     ---------------------------------
                                        Alan L. Schaffer
                                        Vice President - Finance
                                          and Treasurer
                                        (Principal Financial Officer)



                                     By:/s/ Alla Kanter
                                     ---------------------------------
                                        Alla Kanter
                                        Controller
                                        (Principal Accounting Officer)


Dated:  August 14, 1995











                                   - 18 -